First M&F Corp. Investor Information
CONTACT: John G. Copeland
EVP & Chief Financial Officer
(662) 289-8594

October 17, 2008

FOR IMMEDIATE RELEASE

First M&F Corp. reports third quarter earnings rebound from second quarter.

KOSCIUSKO, Miss. - First M&F Corp. (NASDAQ: FMFC) reported today that net income for the quarter ended September 30, 2008 was $2.210 million, or $.24 basic and diluted earnings per share. While this is lower than the year-ago quarter when earnings totaled $3.808 million, or $.42 basic and diluted earnings per share, it shows marked improvement over the second quarter loss of $.466 million, or $(.05) basic and diluted earnings per share.

For the third quarter of 2008 the annualized return on assets was .55%, while return on equity was 6.27%. Comparatively, the return on assets for the third quarter of 2007 was .96%, with a return on equity of 11.18%.

“There is no question that the last seven quarters have seen a progression of events and trends that have reshaped the financial landscape world-wide.”, said Hugh Potts, Jr., Chairman and CEO. Potts added, “M&F has neither been unaffected nor exempt from dealing with the related effects on the markets. But, during this seven quarter period, M&F has preserved capital, earned $19.3 million and built reserves.”

Mr. Potts further commented, “We are thankful to report earnings of over $2 million for the third quarter and to put the loss in the second quarter behind us. Year-to-date earnings are $4.9 million. We have taken losses, added to the Allowance, disposed of some other real estate, paid our $.13 quarterly dividend and added to our capital.”

Net Interest Income

Reported net interest income was down by 5.6% compared to the third quarter of 2007, with the net interest margin decreasing to 3.70% on a tax equivalent basis in the third quarter of 2008 as compared to 3.94% in the third quarter of 2007. The significant contributor to the decrease in net interest income was the continuing erosion in spreads as asset yields decreased more than funding costs. We expect to see this trend continue for the foreseeable future as liquidity will trump earnings in the current environment. The net interest margin for the second quarter of 2008 was 3.73% as compared to 3.66% for the first quarter of 2008 and 3.83% for the fourth quarter of 2007. Loan yields decreased to 6.53% in the third quarter of 2008 from 7.85% in the third quarter of 2007. Loan yields also decreased 32 basis points from the second quarter of 2008 to the third quarter continuing a six quarter trend downward in loan yields. Average loans were $1.204 billion for the third quarter of 2008 as compared to $1.201 billion for the second quarter of 2008 and $1.175 billion during the third quarter of 2007. Loans increased by $11.011 million in the third quarter of 2008 after falling by $10.966 million in the second quarter and $13.267 million in the first quarter. Deposit costs decreased in the third quarter of 2008 from the second quarter of 2008 and from the third quarter of 2007, in response to the continuing easing of rates which began in the fourth quarter of 2007. Deposit costs were 2.69% in the third quarter of 2008 as compared to 3.62% in the third quarter of 2007. Deposits fell by $16.914 million during the third quarter of 2008 and by $10.992 million for the first nine months of 2008 but grew $36.357 in the third quarter of 2008 over the prior year quarter. Said Mr. Potts, “Loan growth began to taper off in the fourth quarter of 2007 and seems to be leveling off at around $1.2 billion. Deposits have grown over the same period last year and trends have somewhat followed normal patterns even as we’ve seen some inflows as customers seek the safety of their community bank, M&F.” Management plans to continue to focus on core deposit growth for 2008 and 2009 to encourage relationship-driven deposits as a stable source of low cost funding. Loans as a percentage of assets were 72.30% at September 30, 2008 as compared to 72.89% at September 30, 2007 and 72.88% at December 31, 2007.

Non-interest Income

Non-interest income, excluding securities transactions, for the third quarter of 2008 was up slightly compared to the third quarter of 2007, increasing 1.92%. Deposit-related income is up 10.06% quarter over quarter and 10.51% year-to-date. Mortgage income, a still small factor in overall revenue, was up 4.69% quarter to quarter but down 11.52% year-to-date in the current soft mortgage market.

A major part of non-interest income is from deposit sources. Deposit revenues continue to be supported by debit card fee income, which has increased by 26.47% in the third quarter of 2008 over 2007, and overdraft fee income which increased by 8.71%.

Non-interest Expenses

Non-interest expenses were up by 2.60% in the third quarter of 2008 as compared to the third quarter of 2007. Salaries and benefits were down by 1.00%. By comparison, total assets grew by 1.08% from September 30, 2007 to September 30, 2008 and fell by .76% during 2008.

Credit Quality

Annualized net loan charge-offs as a percent of average loans for the third quarter of 2008 were .49% as compared to .25% for the same period in 2007. Non-accrual loans as a percent of total loans were 1.82% at the end of the third quarter of 2008 as compared to .53% at the end of the 2007 quarter. The allowance for loan losses as a percentage of loans was 1.63% at September 30, 2008 as compared to 1.25% at September 30, 2007, reflecting increased provisioning. The provision for loan losses increased to $2.19 million in the third quarter of 2008 from $.630 million in the third quarter of 2007 due to increased quarterly provisions. The increased provision expense continues an effort begun in the second quarter to recognize the continuing distress in real estate markets, and in construction and development loans in particular, as sales of existing inventory remain slow. Mr. Potts commented, “Asset quality, the condition and performance of the loan portfolio, is of great importance. There has been a trend of increased stress showing up in qualitative ratios which is a reflection of the economy, the types of projects and businesses financed and individual customer situations. It is these trends that are leading to increased reserves, charge-offs and growing ORE”. Mr. Potts further added, “We have reviewed over 80% of our loan portfolio this year as well as reviewing our loan policies and procedures, and are restating them where necessary. We are adapting and changing our short term expectations to reflect current economic realities.”

Balance Sheet

Total assets at September 30, 2008 were $1.641 billion as compared to $1.654 billion at the end of 2007 and $1.624 billion at September 30, 2007. Total loans were $1.206 billion compared to $1.219 billion at the end of 2007 and $1.198 billion at September 30, 2007. Deposits were $1.251 billion compared to $1.262 billion at the end of 2007 and $1.215 billion at September 30, 2007. For the twelve month period ending September 30, 2008 loans grew by .65%, deposits grew by 2.99% and stockholders’ equity grew by 3.22%. Total capital was $140.898 million, or $15.55 in book value per share at September 30, 2008.

In conclusion Mr. Potts stated, “Our earnings are under stress and will be below 2007. We are pleased, however, with our strengthened balance sheet and our core earnings capacity as demonstrated thus far in 2008 which positions us to withstand and show improvement in the difficult periods ahead. The ‘run rate’ of revenue and core earnings has been sufficient to build strength; the balance sheet remains strong and is the object of continuous attention. These times test, refine and expose individual, community, national and institutional character. M&F Bank is time-tested and M&F associates are able and dedicated. Building shareholder value by serving our communities and remaining steadfast is our goal and pledge.”

Growth

The Company opened a full-service banking location in Cordova, Tennessee in June 2007, expanding its number of Memphis metropolitan locations to four. In July 2007 the Company opened a full-service banking location in Brandon, Mississippi followed in August by the opening of an additional full-service banking facility in Ridgeland, Mississippi. The Company opened a second location in Okaloosa County, Florida during the fourth quarter of 2007.

About First M&F Corporation

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 32 communities in Mississippi, Alabama, Tennessee and Florida.

Caution Concerning Forward-Looking Statements

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)
	September 30	December 31	September 30
	2008	2007	2007
Cash and due from banks	41,791	54,240	46,352
Interest bearing bank balances	10,721	3,480	2,774
Federal funds sold	31,000	2,000	-
Securities available for sale (cost of $220,477, $236,575 and $237,484)	219,953	237,138	236,888
Loans held for sale	5,466	5,571	6,834

Loans	1,206,213	1,219,435	1,198,460
Allowance for loan losses	19,618	14,217	14,941
Net loans	1,186,595	1,205,218	1,183,519

Bank premises and equipment	44,739	45,545	44,845
Accrued interest receivable	10,099	12,434	11,919
Other real estate	7,191	6,232	4,926
Goodwill	32,572	32,572	32,572
Other intangible assets	7,248	7,612	7,687
Other assets	43,890	41,709	45,366
Total assets	1,641,265	1,653,751	1,623,682

Non-interest bearing deposits	178,980	191,206	186,123
Interest bearing deposits	1,072,483	1,071,249	1,028,983
Total deposits	1,251,463	1,262,455	1,215,106

Federal funds and repurchase agreements	11,938	9,676	29,264
Other borrowings	197,547	201,312	201,217
Junior subordinated debt	30,928	30,928	30,928
Accrued interest payable	3,577	5,151	4,718
Other liabilities	4,896	4,131	5,933
Total liabilities	1,500,349	1,513,653	1,487,166

Noncontrolling interest in subsidiaries	18	18	18

Common stock, 9,061,846, 9,067,580 and 9,066,080 shares issued & outstanding	45,309	45,338	45,330
Additional paid-in capital	30,421	30,475	30,448
Nonvested restricted stock awards	789	643	590
Retained earnings	65,700	64,395	62,027
Accumulated other comprehensive income	(1,321)	(771)	(1,897)
Total equity	140,898	140,080	136,498
Total liabilities & equity	1,641,265	1,653,751	1,623,682

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)
	Three Months Ended September 30		Nine Months Ended September 30
	2008	2007	2008	2007
Interest and fees on loans	19,675	23,091	62,160	66,375
Interest on loans held for sale	46	105	241	353
Taxable investments	2,179	2,303	6,893	7,154
Tax exempt investments	554	431	1,607	1,340
Federal funds sold	10	35	144	103
Interest bearing bank balances	15	80	120	177
Total interest income	22,479	26,045	71,165	75,502

Interest on deposits	7,266	9,440	25,136	26,959
Interest on fed funds and repurchase agreements	98	127	259	464
Interest on other borrowings	1,596	2,193	5,035	6,277
Interest on subordinated debt	499	499	1,488	1,487
Total interest expense	9,459	12,259	31,918	35,187

Net interest income	13,020	13,786	39,247	40,315
Provision for possible loan losses	2,190	630	9,050	1,890
Net interest income after loan loss	10,830	13,156	30,197	38,425

Service charges on deposits	3,042	2,777	8,765	7,974
Mortgage banking income	389	372	1,014	1,146
Agency commission income	1,153	1,119	3,191	3,168
Fiduciary and brokerage income	117	157	453	444
Other income	833	1,005	2,871	3,441
Loss on extinguishment of debt	-	-	-	(126)
Gains (losses) on AFS investments	(17)	-	5	-
Total noninterest income	5,517	5,430	16,299	16,047

Salaries and employee benefits	7,230	7,302	22,193	21,856
Net occupancy expense	1,084	998	3,115	2,767
Equipment expenses	882	884	2,671	2,699
Software and processing expenses	518	385	1,475	1,089
Intangible asset amortization	121	120	363	426
Other expenses	3,394	3,205	10,226	9,447
Total noninterest expense	13,229	12,894	40,043	38,284

Net income before taxes	3,118	5,692	6,453	16,188
Income taxes	904	1,879	1,561	5,272
Noncontrolling interest in earnings (losses) of
subsidiaries, net of income taxes of $2, $3, $5 and $12	4	5	9	19
Net income	2,210	3,808	4,883	10,897

Weighted average shares (basic)	9,060,675	9,063,689	9,061,685	9,058,128
Weighted average shares (diluted)	9,083,523	9,117,172	9,092,117	9,110,595
Basic earnings per share	$0.24	$0.42	$0.54	$1.20
Diluted earnings per share	$0.24	$0.42	$0.53	$1.20

Return on assets (annualized)	0.55%	0.96%	0.40%	0.94%
Return on equity (annualized)	6.27%	11.18%	4.59%	11.01%
Efficiency ratio	69.93%	66.08%	70.70%	66.83%
Net interest margin (annualized, tax-equivalent)	3.70%	3.94%	3.70%	3.96%
Net charge-offs to average loans (annualized)	0.49%	0.25%	0.41%	0.22%
Nonaccrual loans to total loans	1.82%	0.53%	1.82%	0.53%
90 day accruing loans to total loans	0.05%	0.16%	0.05%	0.16%

First M&F Corporation
Financial Highlights
	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	September 30	June 30	March 31	December 31
	2008	2008	2008	2007
Per Common Share (diluted):
Net income	0.24	(0.05)	0.34	0.39
Cash dividends paid	0.13	0.13	0.13	0.13
Book value	15.55	15.38	15.83	15.45
Closing stock price	11.58	12.55	14.50	15.80

Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	145,743	139,933	165,605	169,447
Non-residential real estate	759,279	752,437	737,964	731,595
Residential real estate	208,718	210,813	211,205	223,614
Home equity loans	46,201	45,623	45,796	45,987
Consumer loans	38,001	39,501	39,478	40,860
Other loans	8,271	6,895	6,120	7,932
Total loans	1,206,213	1,195,202	1,206,168	1,219,435

Deposit Composition: (in thousands)
Noninterest-bearing deposits	178,980	187,145	187,080	191,206
NOW deposits	219,612	215,521	210,295	190,067
MMDA deposits	176,199	192,372	182,824	156,364
Savings deposits	115,041	117,645	117,532	105,924
Certificates of deposit under $100,000	279,389	273,213	289,531	301,298
Certificates of deposit $100,000 and over	265,216	274,807	299,394	289,533
Brokered certificates of deposit	17,026	7,674	26,919	28,063
Total deposits	1,251,463	1,268,377	1,313,575	1,262,455

Nonperforming Assets: (in thousands)
Nonaccrual loans	22,095	11,317	9,472	6,524
Other real estate	7,191	6,545	6,927	6,232
Total nonperforming assets	29,286	17,862	16,399	12,756
Accruing loans past due 90 days or more	634	4,013	5,451	1,093
Total nonaccrual loan to loans	1.82%	0.94%	0.78%	0.53%
Total nonperforming assets to loans and other real estate	2.40%	1.48%	1.34%	1.04%
Total nonperforming assets to assets ratio	1.78%	1.10%	1.00%	0.77%

Allowance For Loan Loss Activity: (in thousands)
Beginning balance	18,901	14,196	14,217	14,941
Provision for loan loss	2,190	6,080	780	630
Charge-offs	(1,648)	(1,516)	(1,041)	(1,905)
Recoveries	175	141	240	551
Ending balance	19,618	18,901	14,196	14,217

First M&F Corporation
Financial Highlights
	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	September 30	June 30	March 31	December 31
	2008	2008	2008	2007
Condensed Income Statements: (in thousands)

Interest income	22,479	23,405	25,281	26,414
Interest expense	9,459	10,305	12,154	12,689
Net interest income	13,020	13,100	13,127	13,725
Provision for loan losses	2,190	6,080	780	630
Noninterest revenues	5,517	5,270	5,512	5,273
Noninterest expenses	13,229	13,460	13,354	13,089
Net income before taxes	3,118	(1,170)	4,505	5,279
Income taxes	904	(707)	1,364	1,716
Noncontrolling interest	4	3	2	2
Net income	2,210	(466)	3,139	3,561

Tax-equivalent net interest income	13,400	13,464	13,475	14,039

Selected Average Balances: (in thousands)
Assets	1,599,213	1,621,565	1,654,951	1,625,756
Loans held for investment	1,198,943	1,193,703	1,213,122	1,200,977
Earning assets	1,439,302	1,452,877	1,481,144	1,453,458
Deposits	1,253,701	1,279,024	1,295,443	1,234,452
Equity	140,315	144,050	142,371	139,438

Selected Ratios:
Return on average assets (annualized)	0.55%	-0.12%	0.76%	0.87%
Return on average equity (annualized)	6.27%	-1.30%	8.87%	10.13%
Average equity to average assets	8.77%	8.88%	8.60%	8.58%
Net interest margin (annualized, tax-equivalent)	3.70%	3.73%	3.66%	3.83%
Efficiency ratio	69.93%	71.85%	70.33%	67.78%
Net charge-offs to average loans (annualized)	0.49%	0.46%	0.27%	0.45%
Nonaccrual loans to total loans	1.82%	0.94%	0.78%	0.53%
90 day accruing loans to total loans	0.05%	0.33%	0.45%	0.09%
Price to book (x)	0.74	0.82	0.92	1.02
Price to earnings (x)	12.06	N/A	10.66	10.13

First M&F Corporation
Financial Highlights

Historical Earnings Trends:
	(in thousands)	EPS (diluted)
3Q 2008	2,210	0.24
2Q 2008	(466)	(0.05)
1Q 2008	3,139	0.34
4Q 2007	3,561	0.39
3Q 2007	3,808	0.42
2Q 2007	3,535	0.39
1Q 2007	3,554	0.39
4Q 2006	3,739	0.41
3Q 2006	3,665	0.40
2Q 2006	3,251	0.36
1Q 2006	3,270	0.36

Revenue Statistics:
	Revenues Per FTE (thousands)	Non-interest Revenues to Ttl. Revenues (percent)	Non-interest Revenues to Avg. Assets (percent)	Contribution Margin (percent)
3Q 2008	34.4	29.16%	1.37%	61.78%
2Q 2008	33.4	28.13%	1.31%	61.00%
1Q 2008	33.7	29.03%	1.34%	59.68%
4Q 2007	34.3	27.31%	1.29%	61.21%
3Q 2007	35.0	27.83%	1.36%	62.58%
2Q 2007	33.4	26.23%	1.28%	61.04%
1Q 2007	33.7	29.96%	1.50%	61.88%
4Q 2006	33.5	28.03%	1.38%	62.47%
3Q 2006	34.0	28.63%	1.44%	62.98%
2Q 2006	33.1	26.31%	1.28%	61.35%
1Q 2006	33.7	26.14%	1.32%	63.64%

Expense Statistics:
	Non-interest Expense to Avg. Assets (percent)	Efficiency Ratio (percent)
3Q 2008	3.29%	69.93%
2Q 2008	3.34%	71.85%
1Q 2008	3.25%	70.33%
4Q 2007	3.19%	67.78%
3Q 2007	3.24%	66.08%
2Q 2007	3.26%	67.02%
1Q 2007	3.37%	67.41%
4Q 2006	3.38%	68.48%
3Q 2006	3.28%	65.11%
2Q 2006	3.27%	66.99%
1Q 2006	3.27%	64.61%

Contribution Margin:
(Tax-equivalent net interest income + noninterest revenues - salaries and benefits)
divided by
(Tax-equivalent net interest income + noninterest revenues)

Efficiency Ratio:
Noninterest expense
divided by
(Tax-equivalent net interest income + noninterest revenues)

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	QTD September 2008		QTD September 2007
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	3,228	1.93%	5,713	5.55%
Federal funds sold	2,400	1.61%	2,752	5.14%
Taxable investments (amortized cost)	171,936	5.04%	190,105	4.81%
Tax-exempt investments (amortized cost)	57,809	6.08%	43,836	6.22%
Loans held for sale	4,986	3.68%	8,084	5.16%
Loans held for investment	1,198,943	6.55%	1,166,820	7.87%
Total earning assets	1,439,302	6.32%	1,417,310	7.37%
Non-earning assets	159,911		163,470
Total average assets	1,599,213		1,580,780

NOW	215,559	1.55%	187,350	1.44%
MMDA	178,733	2.11%	133,246	2.66%
Savings	116,658	2.11%	103,089	2.83%
Certificates of Deposit	565,156	3.42%	610,032	4.64%
Short-term borrowings	17,269	2.25%	10,227	4.92%
Other borrowings	180,793	4.61%	208,839	5.12%
Total interest bearing liabilities	1,274,168	2.95%	1,252,783	3.88%
Non-interest bearing deposits	177,595		182,008
Non-interest bearing liabilities	7,135		10,832
Capital	140,315		135,157
Total average liabilities and equity	1,599,213		1,580,780
Net interest spread		3.37%		3.49%
Effect of non-interest bearing deposits		0.36%		0.49%
Effect of leverage		-0.03%		-0.04%
Net interest margin, tax-equivalent		3.70%		3.94%
Less tax equivalent adjustment:
Investments		0.09%		0.07%
Loans		0.01%		0.01%
Reported book net interest margin		3.60%		3.86%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	YTD September 2008		YTD September 2007
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	6,238	2.58%	4,719	5.01%
Federal funds sold	6,534	2.94%	3,298	4.20%
Taxable investments (amortized cost)	181,080	5.08%	199,032	4.81%
Tax-exempt investments (amortized cost)	55,450	6.17%	45,668	6.25%
Loans held for sale	6,493	4.96%	8,860	5.33%
Loans held for investment	1,201,912	6.92%	1,130,514	7.86%
Total earning assets	1,457,707	6.62%	1,392,091	7.34%
Non-earning assets	167,441		163,973
Total average assets	1,625,148		1,556,064

NOW	209,949	1.50%	194,265	1.39%
MMDA	177,066	2.38%	132,379	2.50%
Savings	115,123	2.39%	100,031	2.74%
Certificates of Deposit	594,214	3.95%	591,809	4.61%
Short-term borrowings	14,105	2.45%	12,266	5.06%
Other borrowings	184,401	4.73%	202,437	5.13%
Total interest bearing liabilities	1,294,858	3.29%	1,233,187	3.81%
Non-interest bearing deposits	179,622		180,610
Non-interest bearing liabilities	8,429		9,988
Capital	142,239		132,279
Total average liabilities and equity	1,625,148		1,556,064
Net interest spread		3.33%		3.53%
Effect of non-interest bearing deposits		0.40%		0.49%
Effect of leverage		-0.03%		-0.06%
Net interest margin, tax-equivalent		3.70%		3.96%
Less tax equivalent adjustment:
Investments		0.09%		0.08%
Loans		0.01%		0.01%
Reported book net interest margin		3.60%		3.87%